Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.
Exhibit 10.2
AMENDMENT ONE TO DISTRIBUTION AGREEMENT
THIS AMENDMENT ONE TO DISTRIBUTION AGREEMENT (“Amendment”) is entered into as of this 22 day of August, 2011, by R.G. Barry Corporation (“Customer”) and UTi Integrated Logistics, LLC, formerly UTi Integrated Logistics, Inc. (“Contractor”).
WHEREAS, Customer and Contractor entered into a Distribution Agreement (“Agreement”) dated February 13, 2009 (capitalized terms used herein and not otherwise defined herein shall be as defined in the Agreement) wherein Contractor provided certain services to Customer as set forth on Exhibit A to the Agreement (the “Existing Services”); and
WHEREAS, Customer and Contractor desire to add services as set forth in this Amendment to be provided by Contractor under the Agreement (“New Services”); and
WHEREAS, Customer and Contractor desire to amend the term of the Agreement and the pricing under the Agreement to reflect the New Services and to make various other amendments and agreements relating to the Agreement.
THEREFORE, Customer and Contractor agree as follows:
1. Pick/Pack and eCommerce Services. In addition to the services currently being provided by Contractor to Customer pursuant to the Agreement, Contractor shall provide the New Services to Customer at Contractor’s existing Fontana, CA facility, as such New Services, and the timing therefor, are more particularly set forth in the Scope of Work attached hereto as Exhibit A—1 and made a part hereof. Services under the Agreement shall include the New Services.
2. Term/Early Termination.
2.01. Term. The words “December 31, 2011” in the first sentence of Section 3.01 of the Agreement shall be amended to read “December 31, 2016”.
2.02. Certain Early Terminations. Section 3.02 of the Agreement is hereby deleted in its entirety, and the following is substituted therefor:
3.02. Either party may terminate this Agreement with respect to one or both of the Existing Services and/or the New Services for any or no reason upon ninety (90) days’ written notice to the non-terminating party. In addition, if due to casualty, condemnation or other occurrence the PREMISES or the DISTRIBUTION CENTER are unavailable for the services the parties shall work in cooperation to find replacement facilities to provide the services contemplated under this Agreement; provided that if services are materially impaired at the PREMISES or the DISTRIBUTION CENTER for a period of 90 days or more, or if because of the nature of the occurrence CUSTOMER reasonably determines that services at the PREMISES or the DISTRIBUTION CENTER shall be materially impaired for a period of 90 days or more, CUSTOMER may terminate one or both of the Existing Services and/or the New Services by written notice to

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.
CONTRACTOR. Upon receipt of written notice to terminate, CONTRACTOR agrees to continue operating those services which were terminated in good faith for a period equal to the lesser of one year from termination notice or until CUSTOMER is able to make arrangements and to cause the relocation of the applicable services (the “Termination Operating Period”). Upon receiving notice of termination of any services, CONTRACTOR shall operate the terminated services using a ***** model to be invoiced and paid under the contractual agreement already in place. Storage rates for the terminated services will continue during the Termination Operating Period at the rate set forth in the Agreement. During the Termination Operating Period, CONTRACTOR agrees to operate in good faith and provide detail and backup information to substantiate all invoiced costs.
2.03. Termination Fees. Section 3.03 of the Agreement is hereby deleted in its entirety, and the following is substituted therefor:
3.03 Should CUSTOMER terminate this Agreement with respected to one or both of the Existing Services and/or the New Services prior to the end of the “Initial Term” or any “Renewal Term” for convenience (i.e., not due to a (i) termination of CONTRACTOR’S lease for the DISTRIBUTION CENTER, (ii) the unavailability of the PREMISES or the DISTRIBUTION CENTER makes the services unavailable or materially impaired, or (iii) the default or bankruptcy of CONTRACTOR), CUSTOMER shall (a) pay to CONTRACTOR, on a monthly basis, base service charges and seasonal service charges for months and the amount of space set forth in Exhibit B-1 of the Amendment to this Agreement applicable to the services which were terminated through the expiration of the “Initial Term,” or the then applicable “Renewal Term,” as appropriate, to the extent that such space is not utilized for other purposes; and (b) receive a credit against such service charges in the amount of ***** per square foot per month for all space utilized for other purposes; and CONTRACTOR shall use its best efforts to mitigate the services charges payable by CUSTOMER and find other uses for such space, in its reasonable discretion; provided that CONTRACTOR shall not be required to find a substitute use for the space allocated to CUSTOMER until all other vacant space in the DISTRIBUTION CENTER is utilized.
3. Equipment. The parties acknowledge that the performance of the New Services will include the negotiation and entering into by Contractor of other agreements with third parties for the purchase (or capital leasing) of the Equipment (collectively, the “Third Party Agreements”). Contractor shall obtain Customer’s consent either in writing or via email confirmation prior to entering into any Third Party Agreement that exceeds the amounts set forth on Exhibit D. Should Customer terminate the Agreement with respect to the New Services for convenience (i.e., not due to a (i) termination of Contractor’s lease for the Distribution Center, (ii) the unavailability of the PREMISES or the Distribution Center makes the services unavailable or materially impaired, or (iii) the default or bankruptcy of Contractor) or fail to renew the Agreement for a two-year period, CUSTOMER agrees to fully reimburse UTi for the remaining unamortized book value of the capital assets purchased (or obtained by capital lease) by Contractor in order to perform the New Services, as set forth on Exhibit D.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.
4. Compensation. Exhibit B to the Agreement is hereby deleted in its entirety and the Exhibit B-1 to this Agreement is substituted therefor.
5. Chargebacks. Exhibit C attached to the Agreement is hereby deleted in its entirety and the Exhibit C-1 attached to this Amendment is substituted therefor.
6. Effect of Amendment. Except as modified by this Amendment, the parties acknowledge and agree that the Agreement shall remain in full force and effect according to its original terms, provisions and conditions and is hereby ratified. In the event of conflict or ambiguity between this Amendment and the Agreement, this Amendment shall control. This Amendment may be executed in multiple counterparts and by facsimile or scan. Facsimile and scanned signatures still have the same force and effect as originals.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.
IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date below written.
R. G. Barry Corporation UTi Integrated Logistics, LLC

By:	/s/ José G. Ibarra	By:	/s/ Gregory C. Younghans

Typed: José G. Ibarra		Typed: Gregory C. Younghans
Its: Sr. Vice President — Finance, CFO		Its: VP, Operations
Date: August 22, 2011		Date: August 24, 2011

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.
Exhibit A-1
Scope of Work — New Services — Pick-Pack/eCommerce
This Exhibit is incorporated in and made a part of the Master Distribution Services Agreement. This schedule provides a brief, non-inclusive overview/guideline of the expected functions to be performed by the Contractor with respect to the New Services. The Seasonal Program (SP) is an integrated part of services, however, program requirements and characteristics may vary slightly from typical programs. Customer has contracted with Contractor for storage and distribution at the Premises. Customer sells and ships slippers and shoes to such department stores as ***** and several others and also ships slippers and shoes direct to consumer through web based eCommerce orders. Product is purchased from overseas manufacturers and shipped to the LA port where they are picked up and delivered to the Premises. Contractor will receive the goods, store and ship according to Customer’s requirements as stipulated below.
RECEIVING
•	Warehouse will receive an ASN (943) for future in-transits. There will be one ASN per container. Container may contain several PO’s.
•	Warehouse typically has 24 hours to unload, count and report to Customer the contents received.
•	Several containers may arrive at one time. Customer will prioritize the unloading.
•	Unload container, blind count and receive into warehouse.
•	All OS&D’s signed off by supervisor and scanned to Customer
•	Communicate to Customer via 944 product received.
•	Customer will update their system according to the 943 sent then modify manually to correct quantities from our OS & D spread sheet.
•	No packing slip in containers. Warehouse will need to print In-transit report.
•	TR number, container and sku quantity are the information fields needed to update the Customer system.
INVENTORY MANAGEMENT
•	Product will be stored as a single lotted item.
•	All products are case in and may ship either case out or broken case (individual pair) out.
•	Warehouse will do cycle counting.
•	Customer requires one wall to wall inventory a year.
•	An 846 will be sent each day for system reconciliation.
•	An 832 will be sent for item maintenance.
•	If an item already exists then the item supplemental file will have the old item references removed and replaced with the new one.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.
ORDER MANAGEMENT
•	Customer will send a 940 for each order.
•	Orders will be received into future status. Orders have a start ship date and a cancel after date.
•	Orders will be released for pick by ship date.
•	Orders may be picked early and held for shipping.
•	Orders will be release in waves if possible.
•	Orders will be released in a paperless RF pick process for pick/pack orders. Dotcom orders will be released using a carton ship label as the pick ticket.
•	Order changes will be communicated to CSR via email.
•	***** orders will be governed by the 753 and 754 EDI transactions.
•	Customer will receive ***** orders Monday night.

•	Tuesday 753 sent to ***** and orders sent to warehouse.

•	Tuesday night ***** sends 754 to Customer.

•	Wednesday morning Customer sends modified 754 to warehouse.

•	Wednesday, warehouse will print labels and apply to cases.

•	Thursday carriers will begin picking up shipments.
•	UPS and FEDEX orders may be wave picked by carrier.
•
Labels will be printed at the pick area and applied to cartons as part of the pick process. If specific carton count is required on the carton label then case ID labels will be printed for cartonization and the carton labels will be printed as the pack carton is completed.

•	UPS and FEDEX systems will be connected to WM4000 for shipment information to be passed and processed automatically.
•	All orders must be confirmed when shipped to allow time for 945 to be generated and sent to Customer where they will generate the customer ASN.
PICKING
•
Depending on the requirements of loading customer, picking will happen on individual orders, consolidated picks or wave picks. It is Contractor’s intention to batch pick waves of pick-pack orders and to consolidate pick-pack orders into shipping cartons using a put-to-light system. Dotcom orders will be waved together and batch picked in location sequence utilizing carton ship label pick tickets.

SHIPPING
•	All orders will be routed using checklist provided by Customer.
•	Shipments will be tendered to carrier according to customer requirements.
•	All documents must be signed to requirement to prevent charge backs.
•	Depending on the customer floor loading and palletizing is used. Vics BOL must be marked accordingly.
•	Once shipped, the order must be confirmed immediately for 945 timing.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.
SHIPPING DOCUMENTS
•	Picking ticket
•	UCC128 labels
•	Vics Bol
•	Manifest
•	Packing Slip
Operating Parameters
The following pages detail the assumptions used as the basis for Contractor’s pricing development.
Inbound
1.	Electronic ASNs to be provided by Customer while product is on the water. ASN to include carton quantity by SKU.

2.	All carton inbounds are floor loaded in containers.

3.	Average SKUs per inbound container is *****.

4.	Average cartons per inbound container is *****.

5.	Average inbound containers per day is *****. During the November peak month the average inbound containers per day is *****.

6.	All inbound cartons contain a scannable SKU label and human readable SKU and pair quantity.

7.	All inbound loads are put away into reserve storage in pallet quantities.
Inventory
8.	*****, ***** and ****** have dedicated SKUs held in inventory. All other customer orders are pulled from common inventory and any special inventory requirements are handled as special projects.

9.
Majority of all special handling work is done prior to having a customer order. A small amount of special handling work is done at the time the order is picked. All special handling inventory that is worked in advance of an order is to placed back into stock for future order allocation.

10.	*****SKUs on hand.

11.
Average inventory is ***** pallets. Peak inventory is ***** pallets. Pallet rack budgeting includes ***** full pallet positions, ***** half pallet positions and ***** pack and hold full pallet positions.

12.	30% of on-hand inventory pallets are half pallets with an average of 8 cartons per pallet.

13.	Average cartons per pallet is *****.

14.	Standard warehouse environment is acceptable.

15.	No hazardous materials.

16.	Average inventory value is ***** million.

17.	Maximum inventory value is ***** million.

18.	Maximum pallet weight is 800 pounds.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.
19.	Standard pallet dimensions of 40 inch width x 48 inch depth x 54 inch height.

20.	Annual inventory turns is ***** on a unit basis.

21.	Dotcom order SKUs are also picked for pick-pack/close out orders.

22.	The pick locations are changed out two times per year for seasonal SKU changes. Re-slotting of pick locations will be completed at the special project hourly rate.

23.	Average units per inventory carton for pick pack/close out SKUs is *****.

24.	Average units per inventory carton for dotcom SKUs is *****.

25.	Following are the current special handling task requirements:
a)	Bulk to Box

b)	Bulk to Chip

c)	Box to Box

d)	Box to Chip

e)	Chip to Box

f)	Chip to Chip

g)	Inspect

h)	Over Bag

i)	Over Bag/Remove Sticker/Add Sticker

j)	Over Box

k)	Palletize

l)	re-Sort (assorted packs to SKU level packs) -

m)	Add Sticker

n)	Tape Box

o)	Stretch Wrap (special carding, retail stickers, poly bags, etc
Order Fulfillment — Pick Pack/Close Out Orders
26.	***** of all orders (pick/pack and dotcom combined) are single line orders (***** annual orders for ***** pairs).

27.	***** annual cartons shipped.
Mark for Orders
28.	***** annual orders.

29.	***** annual order lines

30.	***** annual markfors.

31.	***** annual pairs shipped.

32.	***** average orders per day. ***** peak orders per day during October.

33.	***** markfors per order.

34.	***** lines per order.

35.	***** pairs per line.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.
Non Mark for Orders
36.	***** annual orders.

37.	***** annual order lines

38.	***** annual pairs shipped.

39.	***** average orders per day. ***** peak orders per day during December.

40.	***** lines per order.

41.	***** pairs per line.
Order Fulfillment — Dotcom Orders
42.	***** annual Factory Orders.

43.	***** annual order lines.

44.	***** annual pairs shipped.

45.	Average orders per day is ***** (off peak and peak combined). ***** orders per day during December peak month.

46.	Average lines per order is *****.

47.	Average pairs per order is *****.

48.	Dotcom orders ship 24 hours from the time an order drops.

49.	The majority of dotcom orders ship in bags except Superga tennis shoes which ship in overpack cartons.
Returns
50.	Returns volumes historically average less than 1% of outbound pair volume.

51.	Inbound cartons are verified, logged and keyed into system to facilitate credit memo to customer.

52.	Credit memo issued to floor. 53. Pricing assumes that credits are issued and managed by RG Barry.

54.
Floor staff to scan credit memo to open receipt process, scan each pair to tie them to credit memo and make a note of the total cartons and total pairs received. After being scanned, each pair is sorted by new, packaging issues or irregular pairs.

55.	Scanned inventory is then placed in storage for holding until disposition instructions are received.
Outbound
56.	All outbound shipments are floor loaded. Outbound orders will require pack and hold staging. Peak pack and hold staging requirement is ***** pallets.

57.	Average cartons per outbound pack and hold pallet is *****.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.
Systems
58.	Pricing assumes the use of Contractor’s WM4000 warehouse management system.

59.	Outbound ship cartons require a shipping label and a carton content label including carton count of total cartons shipped per order.
General
60.
Operating hours are 7:00am to 3:30pm Pacific Time during off peak period (December through July) and 5:00am to 5:00pm Pacific Time during peak season (August through November). Operating days are Monday through Friday.

61.
9 non-working holidays per year: New Year’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the Day After, Christmas Eve and Christmas Day. Holidays falling on a Saturday are observed on the preceding Friday and holidays falling on Sunday are observed on the following Monday. Contractor employees shall not work on holidays except with prior approval of Customer, and such holiday work shall be at a holiday rate of ***** per hour.

62.	Standard UTi security provisions included.

63.	Contractor to coordinate outbound carrier pick-ups per Customer’s routing instructions. Routing information is provided electronically on the orders.

64.	Overtime averages *****.

65.	Pricing does not include QC. QC will be performed as required at the proposed special project hourly rate.

66.	No overpack dunnage is required.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.
Exhibit B -1
Compensation

Notes:	1.	Contractor will complete all special handling work at the ***** per man-hour project rate during the initial 6-month operating period. Contractor will develop a detailed scope of work and process flow for each project as it is completed. Contractor’s intention is to develop a transactional fixed rate for future projects of the same scope as those special projects previously performed based on prior project history. Any special handling projects of a different type than those executed during the initial 6-month operating period will also be completed at the ***** per man-hour project rate to develop the detailed scope of work and process flows and ultimately transition to a transactional price. Contractor and Customer shall coordinate and work together to develop a cost effective transactional fixed price for all future similar projects. The transactional price shall be based on a long-term labor hourly rate of ***** per man-hour or ***** per overtime man-hour.

	2.	Special projects outside of special handling work, the scope of work of which shall be approved by Customer in advance, are to be billed at the special project hourly rate per man-hour set forth in the Exhibit B-1 pricing schedule. After completing an hourly-rate based special project, this activity can then be developed into a transaction price per unit if desired.

	3.	Review meetings may be held with Customer to review all major operating assumptions, quality issues, service level issues and productivity measurements and Contractor shall strive to achieve continued improvement and operating efficiencies in connection with the Services. Commencing on or before January 1, 2013, Contractor and Customer shall meet to review lease rates based on Contractor’s new lease agreement. Commencing July 1, 2013, Contractor and Customer shall meet annually to review the lease rates, taxes, insurance rates, labor rates, increased operating efficiencies and other matters to determine in any adjustments are necessary to the pricing set forth in this Exhibit B-1. Upon mutual agreement, the parties may adjust such pricing. All cost increases shall be agreed upon a minimum of 30 days before implementation. Contractor has initially estimated that operations will require a ***** labor only cost increase at the end of year 2, a ***** labor only cost increase after 3.5 years and then a ***** labor only cost increase per year for each of the remaining years of the 7 year contract, and the parties agree that the actual labor increases shall be included in the discussion with respect to price increases as set forth herein.

	4.	Pricing does not include cost of a full physical inventory. Physical inventories will be performed at the special projects hourly rate.

	5.	All supplies required to support the operation including labels, cartons, pallets and shrinkwrap assumed to be paid directly by Customer. Contractor can purchase supplies on behalf of Customer at cost plus 8% if desired.

	6.	Startup costs of ***** to be billed on January 1, 2015 and paid in full based on the payment terms set forth in the Agreement.

	7.	Changes of more than ***** (up or down) in any of the numerical parameters set forth in Exhibit A-1 may be the basis for review and/or modification of the compensation set forth on this Exhibit B-1.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

8.	Pricing assumes that:

(i) after the first four months of operation, total trips to pick face locations can be reduced by at least ***** through the batch pick process where a single line can be picked for multiple orders at once compared to picking at the single order level. Trip consolidation to be measured as (total item picks executed per week) / (total weekly orders x total weekly line items).

(ii) after the first four months of operation, a minimum of ***** of all units can be picked in full case quantities due to the batch pick process. Full case picks will be distributed as pairs to the order or Mark4 level in the put to light area. Case pick percentage to be measured as total units picked as full case quantities per week / total units picked per week.

(iii) Contractor operates all Customer business described in Exhibits A and A-1.

If the assumptions in this Paragraph 8 are incorrect, in spite of Contractor’s good faith efforts, the same shall be the basis for review and/or modification of the compensation set forth on this Exhibit B-1.

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.
EXHIBIT C — 1
CHARGE-BACK AGREEMENT
For each of the following failures to comply with the requests, CONTRACTOR shall Pay to CUSTOMER, ***** of the charge-back incurred by CUSTOMER, up to a maximum of:

1. BOL
a. Missing BOL	*	****
b. Incorrect documentation, Master BOL, Manifest, Supplement	*	****

2. BOL Infractions
a. BOL not signed and dated by Driver and UTi	*	****
b. Incorrect Cartons / Weight on the BOL	*	****
c. BOL not marked SLC or SLD	*	****
d. Failure to mark Pallet Y / N	*	****
e. Incorrect SCAC	*	****
f. Missing Customer ID #	*	****
g. Missing Trailer #, Seal #, Pro #	*	****
h. Incorrect Freight Charge / Terms	*	****

3. ASN Failure	*	****

4. Invalid Routing
a. Failure to follow customer lead time requirements for routing	*	****
b. Incorrect routing method, such as call, fax, internet	*	****
c. Failure to combine same day or consecutive day shipments	*	****
d. Incorrect carrier	*	****
e. Failure to fax docs, i.e., BOL, Manual ASN, Packing Lists, etc.	*	****
f. Failure to submit correct weight, dims, cube, etc when routing	*	****
g. Trailer ordered, not used	*	****

5. Shipping outside of customer order window, early or late	*	****

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.
EXHIBIT C — 1
CHARGE-BACK AGREEMENT

6. Small packaging routing errors
a. Incorrect freight type, i.e., prepaid, collect, 3rd Party, Consignee Bill	*	****
b. Incorrect Carrier	*	****
c. Invalid tracking number (s)	*	****

7. Labels
a. Unscannable UCC-128, without continued maintenance logs (With maintenance log — no charge unless excessive)	*	****
b. Misplace Carton Labels	*	****
c. Alignment / Formatting Errors	*	****

8. Loading
a. OS&D
i. Concealed — SLDC — UTi not responsible, SLC — review of paperwork and inventory analysis	*	****
ii. Failure to load all or part of an order	*	****
b. Improper Sort and Segregation per Checklist	*	****
c. Loading Configuration, i.e., Multi-stop, High & Tight	*	****
i. Multi-stop
ii. High & Tight
iii. Load Separation
iv. Documentation of loading issues, i.e., photos
d. Incorrect Carrier	*	****
e. Detention	*	****
f. Palletization errors	*	****
i. Strapping
ii. Stretch-wrap
iii. CHEP
iv. Pallet Labels
v. Overhang

Those portions of this Agreement that have been redacted were omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.
EXHIBIT C — 1
CHARGE-BACK AGREEMENT

9. Pick-Pack
a. Incorrect sku (s) in carton	*	****
b. Missing content label if required	*	****
c. Failure to follow customer checklist and/or PO requirements	*	****
d. Special Handling, i.e., poly bags, labels, carton markings, etc.	*	****
e. Master Carton if required	*	****
f. Incorrect carton size or weight issues	*	****
g. Missing packing list	*	****
h. Incorrect header on packing list for eConsumer	*	****
i. Shipped Incorrect product including replacement freight	*	****